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                                                                      EXHIBIT 21


                    SUBSIDIARIES OF DURAKON INDUSTRIES, INC.





                   NAME                        JURISDICTION
              ------------------------------  -------------------

              Jerr-Dan Corporation            Pennsylvania

              Durakon FSC, Inc.               U.S. Virgin Islands

              Durakon Mexicana, S.A. de C.V.  Mexico

              Benton Plastics, Inc.           Tennessee